Exhibit 10.7
FIRST AMENDMENT TO TERM LOAN AGREEMENT
AND ADDENDUM AND REVOLVING CREDIT AGREEMENT
AND ADDENDUM
     This First Amendment to Term Loan Agreement and Addendum and Revolving Credit Agreement and Addendum, dated as of May 26, 2006, (the “Amendment”), between Rochester Medical Corporation, a Minnesota corporation (the “Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”).
RECITALS:
     A. The Borrower and the Bank are parties to that certain Term Loan Agreement dated May 26, 2006 (“the Term Loan Agreement”) and Addendum to Term Loan Agreement dated May 26, 2006 (“the Term Loan Addendum”).
     B. The Borrower and the Bank are parties to that certain Revolving Credit Agreement dated May 26, 2006 (“Revolving Credit Agreement”) and Addendum to Revolving Credit Agreement dated May 26, 2006 (“the Revolving Credit Addendum”)
     C. The Borrower and Bank have further agreed to amend certain sections of the Term Loan Agreement, Term Loan Addendum, Revolving Credit Agreement and Revolving Credit Agreement (collectively the “Original Agreements”).
     NOW, THEREFORE, the parties agree as follows:
     1. Defined Terms. All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth, in the Original Agreements as amended hereby.
     2. Amendments. The Original Agreements are amended as follows:
(a)	Article II of the Term Loan Agreement is amended by adding the following Covenant:

2.15 Restriction on Real Property Liens. The Borrower will not create, incur, assume or permit to exist any mortgage, pledge, encumbrance or other lien or other levy upon or security interest in any of Borrower’s real property now owned, except (i) taxes and assessments which are either not delinquent or which are being contested in good faith with adequate reserves provided; (ii) easements, restrictions and minor title irregularities which do not, as a practical matter, have an adverse effect upon the ownership and use of the affected property, A description of the real property subject to this covenant is attached hereto as Exhibit “A” and made a part hereof. Borrower further agrees to execute an agreement in recordable form so acknowledging the restriction on further liens on the property described herein. The restriction shall last during the term of any loan made pursuant to the Original Agreements.

(b)	Article II of the Revolving Credit Agreement is amended by adding the following Covenant:

Section 2.16 Restriction on Real Property Liens. The Borrower will not create, incur, assume or permit to exist any mortgage, pledge, encumbrance or other lien or other levy upon or security interest in any of Borrower’s real property now owned, except (i) taxes and assessments which are either not delinquent or which are being contested in good faith with adequate reserves provided; (ii) easements, restrictions and minor title irregularities which do not, as a practical matter, have an adverse effect upon the ownership and use of the affected property, A description of the real property subject to this covenant is attached hereto as Exhibit “A” and made a part hereof. Borrower further agrees to execute an agreement in recordable form so acknowledging the restriction on further liens on the property described herein. The restriction shall last during the term of any loan made pursuant to the Original Agreements.

(c)	The definition of EBITDAR appearing in the Term Loan Addendum and Revolving Credit Addendum is amended to read as follows:

“EBITDAR” shall mean net income, plus interest expense, plus income tax expense, plus depreciation expense, plus amortization expense, plus rent or lease expense, plus non cash share-based compensation deducted in accordance with SFAS 123.”

(d)	The Fixed Charge Coverage Ratio in the covenant to Term Loan Addendum and Revolving Credit Addendum is amended to read as follows:

“Fixed Charge Coverage Ratio. As of the end of each fiscal quarter for the fiscal quarter then ended of at least 1.3 to 1. The first measurement of the Fixed Charge Coverage Ratio will be December 31, 2006. The test will be using the monthly operating information from July 1, 2006 to the measurement date. The next measurement will use the monthly operating information from the date of the Original Agreements to March 31, 2007. The next measurement and all measurements thereafter will use twelve (12) months of operating information on a trailing twelve month basis.”

(e)	The Net Working Capital covenant in the Term Loan Addendum and Revolving Credit Addendum, is amended to read as follows:

“Net Working Capital. As of the end of each fiscal quarter commencing December 31, 2006, and quarterly thereafter in the amount of at least $8,000,000.00.”

     3. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) when, and only when, the Bank shall have received:
(a)	Counterparts of this Amendment executed by the Borrower;

(b)	A copy of the corporate resolution of the Borrower authorizing the execution, delivery and performance of this Amendment certified by the Secretary or an Assistant Secretary of the Borrower;

(c)	An incumbency certificate showing the names and titles and bearing the signatures of the officers of the Borrower and Subsidiary authorized to execute this Amendment certified by the Secretary or an Assistant Secretary of such Loan Party;

(d)	A certificate of good standing for the Borrower in the jurisdiction of its incorporation certified by the appropriate governmental officials as of a date not more than 30 days prior to the date of this Amendment;

(e)	Such other documents, certificates or other items as the Bank may reasonably request.
     4. Representations and Warranties. To induce the Bank to enter into this Amendment, the Borrower represents and warrants to the Bank as follows:
(a)	The execution, delivery and performance by the Borrower of this Amendment, and any other documents required to be executed and/or delivered by the Borrower by the terms of this Amendment have been duly authorized by all necessary corporate action do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any stockholder), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower’s articles of incorporation or bylaws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order binding upon or applicable to the Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to the Borrower or any of its property;
     5. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including the Bank’s reasonable attorneys’ fees and legal expenses. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and the Borrower agrees to hold the Bank harmless from and against any and all liabilities with respect to, or resulting from, any delay in the Borrower’s paying or omission to pay, such taxes or fees.
     6. Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.
     7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by then respective officers thereunto duly authorized as of the date first written above.
ROCHESTER MEDICAL CORPORATION

By	/s/ Anthony J. Conway Anthony J. Conway, President/CEO

By	/s/ David A. Jonas David A. Jonas, Financial Officer
U.S. BANK, NATIONAL ASSOCIATION

By	/s/ Bruce A. Gudlin Bruce A. Gudlin, Vice President

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